EXHIBIT 10.3

STATEMENT  OF  WORK  FOR  WEB  HOSTING  SERVICES

Thank  you  very  much,  we  appreciate  and  value  your  business.

By signing below, each of us agrees to the terms on this page and the following pages.

     This Transaction Document, and the attached Cordexa Networks Corp. ("Cordexa") Service Agreement and any other applicable Amendments and Transaction Documents make up the entire agreement between both of us regarding the Services we provide to you in support of your project referred to as Web Hosting Services. These replace all previous agreements or other communications between us regarding these Services.

Agreed  to:                                Agreed  to:

Gottbetter  &  Partners,  LLP.             Cordexa  Networks  Corp.
488  Madison  Ave.,  12th  Floor           938  Howe  Street,  Suite  402
New  York,  NY  10022     Vancouver,       BC  V6Z  1N9
USA     Canada


/s/  Adam  S.  Gottbetter        /s/  Todd  Cusolle
-------------------------        ------------------
Name:  Adam  S.  Gottbetter      Name:  Todd  Cusolle

----------------------------     -----------------------------
Title:  Managing  Partner        Title:  VP  Technology

----------------------------     -----------------------------
Date:  October  10,  2003        Date:  October  10,  2003


_____________________. ("YOU") AND CORDEXA NETWORKS CORP. ("WE") AGREE THAT THE CORDEXA NETWORKS SERVICES AGREEMENT APPLIES TO THE SERVICES DESCRIBED IN THIS TRANSACTION DOCUMENT AND ITS ATTACHMENTS

DEFINITIONS

"Web Hosting Environment" is a description of the configurations being provided by Cordexa. These configurations will include hardware (processor, memory, disk), software, and network connectivity. The Web Hosting Environment you are ordering is defined in Attachment 1.

HIGHLIGHTS

The scope of this project includes establishment of a web hosting environment for you. Cordexa will provide the server hardware, operating system software, monitoring software, and other software and premise connectivity, as specifically documented in Attachment 1. We provide to you, under the terms of this Transactional Document and Attachment 1, capabilities within the Web Hosting Environment. The Web Hosting Environment will include servers that are accessible from the Internet, where your information and data content will be resident, and which will allow authorized users to access this content. We provide you the use of software facilities resident on these servers for formatting, loading, previewing, and maintaining your information and data content through an Internet connection. We restrict the use of these software facilities and the ability to modify your information and data content to authorized user identifications and passwords we provide to you.


KEY  ASSUMPTIONS

The Cordexa Responsibilities and Charges within this Transaction Document are based on the Key Assumptions below:

1.     The  server  architecture  contains  single  points  of  failure.

2. No growth is assumed. Cordexa will utilize incremental ordering and/or Project Change Requests for pricing new and additional capacity.

3.     The  server  environment  will  be  hardened  (e.g.  operating  system).

4.     Commercially  supported  levels  of  software  will  be  maintained.

5. Unix root and NT administrative access is controlled by Cordexa and is not available to you. Within the limitations of the operating system Cordexa will however, establish access to a limited set of privileged commands as mutually agreed upon.

6. Access for you to any systems level commends such as shutdown, reboot, and kill is not provided as it may affect the rest of our server environment. Physical machine shutdown and re-initialization will be performed by Cordexa.

7. Cordexa will retain execution of all system level maintenance, privileged, and administrative commands.

8. Cordexa will not share administrative control of the firewall, if any are specified in Attachment 1, with you.


CORDEXA  RESPONSIBILITIES

TASK  1  -  IMPLEMENTATION

1. Enable the server hardware, software, and network connectivity as detailed in Attachment 1.

2.     Enable  dedicated  switch  ports  for  servers.

3.     Establish dedicated premise network connectivity on Ethernet 10/100BaseT.

4. Enable access from the server farm to the open Internet over high speed facilities.

5.     Provide  Domain  Name  Services,  if  required.

6.     Make  a  backup  of  the  initial  instillation.

COMPLETION  CRITERIA

TASK 1 - IMPLEMENTATION will be considered complete when the new web hosting service is operational and accessible from the Internet.


TASK  2  -  ONGOING  SERVICES

1.     Support  the  web  server,  as  described  above.

2.     Provide  bandwidth  to  the  open  Internet  as  described  above.

3.     Maintain  Domain  Name  Services,  if  required.

4. Obtain and coordinate the installation of new versions, releases, and fixes to the operating system and system software, as required by Cordexa to maintain the operating environment.

5. Provide around-the-clock monitoring of the services identified in Attachment 1, identify problems and work on fixes.

6. Provide server support to administer the server environment and work on fixes.

7. Use commercially reasonable efforts to assure that the servers are operational and available on the network.

8. Implement the security policy on the firewalls and undertake the firewall software upgrades as deemed necessary for data security and integrity, if firewall services are included in Attachment 1.

COMPLETION  CRITERIA
TASK 2- ONGOING SERVICES remains for the term of this Transaction Document. This task will be considered compete when the services described in this Section are performed in each month of the term.


YOUR  RESPONSIBILITIES

1. Be responsible for purchasing versions / patches of the software program(s) installed on any server at the current commercially available version. You may identify when Cordexa assistance is required and at your request we will provide this additional assistance at additional charges.

2. Assist Cordexa with project planning and scheduling of the initial implementation.

3. Obtain the appropriate licenses and media for any licensed programs which you use in this environment. A current copy of each license and media must be placed on file with Cordexa Networks.

4.     Provide  administration  level  support of your content and applications.

5. Obtain a licensed copy of appropriate software to run your content and applications.

6.     Upload your content and data using internet connectivity provided by you.

7. Provide Cordexa with input and future plans regarding your site. This information will be used by Cordexa to plan its server resources and workload.

8. Provide Cordexa with around-the-clock contact names and phone or pager numbers for support.

9. Ensure your information or data does not contain any data or information which violates any law or regulation.

10. You shall not use this Service to send or receive any information in the form of text, graphics, or programs which infringes any patent, copyright, trademark, trade secret, or other intellectual property right, privacy, or similar right of another.

11. You are responsible for promptly notifying us of any event or circumstance, and will provide all information relating to such event or circumstance if requested by us, related to this Transaction Document or your information and data which could lead to a claim or demand against us by any third party.


SERVER  SECURITY

We will provide you with only those security facilities or security procedures for access to your information and data content, if any, as described in this Transaction Document.

We maintain the servers' operational status in support of your information and data content. We will make the server containing your information and data content available for access around-the-clock, except for periods of scheduled maintenance and periods impacted by technical difficulties. Cordexa Web Hosting Scheduled Maintenance is normally performed weekly, at random, during generally accepted "off-hours" for business (Pacific and Eastern).

We reserve the right to interrupt access to the server to perform emergency maintenance as needed.


CHARGES
We have configured the Web Hosting Environment necessary to meet our understanding for your current requirements. the Web Hosting Environment associated with the services provided to you are described in Attachment 1.

The total Charges for the services ordered under Attachment 1 are shown below. The Charges are firm for the duration of this Transaction Document. Charges for additional services, or changes to the Web Hosting Environment if any, will be reflected in a mutually agreeable change authorization to this document.


SERVICE  DESCRIPTION        ONE-TIME  CHARGE     MONTHLY  CHARGE
--------------------        ----------------     ---------------

Web Hosting Environment     WAIVED               $125.00 PER MONTH

SERVICE  DESCRIPTION                             HOURLY  CHARGE
--------------------                             ---------------
Server Assistance Program                       $150.00 PER HOUR
24h per day, same rate

Charges are billed monthly. Invoices will be issued one month in advance. Invoices are due upon receipt. Cordexa Systems accepts Visa and MasterCard and can administrate monthly automatic payments if you wish.

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The preceding dollar figures are exclusive of any applicable taxes. ALL AMOUNTS ARE IN $US

TERM  AND  TERMINATION
The Cordexa tasks under this Transaction Document are described in section 1.4 "Cordexa Responsibilities". Cordexa will begin work on these tasks upon receipt of this signed Transaction Document.

The initial term of the Transaction Document commences at the start of TASK 1 - IMPLEMENTATION and ends twelve (12) months from the date of completion of TASK 1 -IMPLEMENTATION. Thereafter , this Transaction Document shall automatically renew for additional twelve (12) month periods unless either party notifies the other with 60 days notice that it wishes to terminate the Transaction Document.

Notwithstanding the above, either party may terminate this Transaction Document at the end of any given month upon sixty (60) days advance written notice.

In  the  event  of  any  termination, there will be no reduction of any One-Time
Charges  which  are  payable  when  due.

EMERGENCY  AND  TECHNICAL  CONTACTS
CORDEXA  TECHNICAL  CONTACTS:
Todd  Cusolle
(604)  647-1180
tcusolle@51stStateSystems.com


ADMINISTRATIVE  INFORMATION

Notices  will  be  provided  in  writing  and  delivered  to  you  at:

Gottbetter  &  Partners,  LLP
488  Madison  Ave.,  12th  Floor
New  York,  NY  10022

Attention:  Adam  S.  Gottbetter



and  to  Cordexa  at:

Cordexa  Networks  Corp.
938  Howe  Street,  Suite  402
Vancouver,  BC  V6Z  1N9

Attention:     Todd  Cusolle
               (604)  647-1180  Tel.
               (604)  608-5482  Fax.
               tcusolle@cordexa.com



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                     ATTACHMENT 1 - WEB HOSTING ENVIRONMENT
                     --------------------------------------

Cordexa will supply and manage the operations of the Web Hosting Environment. The table below outlines a typical configuration:


ENVIRONMENT  NAME                    SPECIFICATIONS
-----------------------------------  --------------------
CPU  Type                            Pentium  III  500Mhz
-----------------------------------  --------------------
Memory                               256  MB
-----------------------------------  --------------------
Firewall                             Services     Basic
-----------------------------------  --------------------
Operating  System                    Windows  2000
-----------------------------------  --------------------
Web  Server  Software                Microsoft  IIS  5.0
-----------------------------------  --------------------
Disk  Storage  for  Customer  Data   Up  to  100  MB
-----------------------------------  --------------------
Data  Transfer                       2  GB  per  month
-----------------------------------  --------------------